Exhibit 4.2

C0000000230 | M DEFINIUM THERAPEUTICS, INC. Shares * * * * 0 * * * * * * * * ** * * * * 0 * * * * * * * ** * * * * * 0 * * * * * * ** * * * * * * 0 * * * * * ** * * * * * * * 0 * * * * * 00000000 Number A BRITISH COLUMBIA COMPANY THIS CERTIFIES THAT**SPECIMEN24477V10500000000MIND*MEDICINE*(MINDMED)*INC.zero****SPECIMEN24477V10500000000MIND*MEDICINE*(MINDMED)*INC.zero****SPECIMEN24477V10500000000MIND*MEDICINE*(MINDMED)*INC.zero****SPECIMEN24477V10500000000MIND*MEDICINE*(MINDMED)*INC.zero****SPECIMEN24477V10500000000MIND*MEDICINE*(MINDMED)*INC.zero****SPECIMEN24477V10500000000MIND*MEDICINE*(MINDMED)*INC.zero****SPECIMEN24477V10500000000MIND*MEDICINE*(MINDMED)*INC.zero****SPECIMEN24477V10500000000MIND*MEDICINE*(MINDMED)*INC.zero****SPECIMEN24477V10500000000MIND*MEDICINE*(MINDMED)*INC.zero****SPECIMEN24477V10500000000MIND*MEDICINE*(MINDMED)*INC.zero****SPECIMEN24477V10500000000MIND*MEDICINE*(MINDMED)*INC.zero****SPECIMEN24477V10500000000MIND*MEDICINE*(MINDMED)*INC.zero****SPECIMEN24477V10500000000MIND*MEDICINE*( MINDMED)*INC.zero****SPECIMEN24477V10500000000MIND*MEDICINE*(MINDMED)*INC.zero****SPECIMEN24477V10500000000MIND*MEDICINE*(MINDMED )* INC.zero****SPECIMEN24477V10500000000MIND*MEDICINE*(MINDMED)*INC.zero****SPECIMEN24477V10500000000MIND*MEDICINE*(MINDMED)*INC.zero****SPECIMEN24477V10500000000MIND*MEDICINE*(MINDMED)*INC.zero****SPECIMEN24477V10500000000MIND*MEDICINE*(MINDMED)*INC.zero****SPECIMEN24477V10500000000MIND*MEDICINE*(MINDMED)*INC.zero****SPECIMEN24477V10500000000MIND*MEDICINE*(MINDMED)*INC.zero****SPECIMEN24477V10500000000MIND*MEDICINE*(MINDMED)*INC.zero****SPECIMEN24477V10500000000MIND*MEDICINE*(MINDMED)*INC.zero****SPECIMEN24477V SPECIMEN CUSIP 24477V105 IS THE REGISTERED HOLDER OF **024477V10500000000MIND*MEDICINE*(MINDMED)*INC.zero****024477V10500000000MIND*MEDICINE*(MINDMED)*INC.zero****024477V10500000000MIND*MEDICINE*(MINDMED)*INC.zero****024477V10500000000MIND*MEDICINE*(MINDMED)*INC.zero****024477V10500000000MIND*MEDICINE*(MINDMED)*INC.zero****024477V10500000000MIND*MEDICINE*(MINDMED)*INC.zero****024477V10500000000MIND*MEDICINE*(MINDMED)*INC.zero****024477V10500000000MIND*MEDICINE*(MINDMED)*INC.zero****024477V10500000000MIND*MEDICINE*(MINDMED)*INC.zero****024477V10500000000MIND*MEDICINE*(MINDMED)*INC.zero****024477V10500000000MIND*MEDICINE*(MINDMED)*INC.zero****024477V10500000000MIND*MEDICINE*(MINDMED)*INC.zero****024477V10500000000MIND*MEDICINE*(MINDMED)*INC.zero****024477V10500000000MIND*MEDICINE*(MINDMED)*INC.zero****024477V10500000000MIND*MEDICINE*(MINDMED)*INC.zero****024477V10500000000MIND*MEDICINE*(MINDMED)*INC.zero****024477V10500000000MIND*MEDICINE*(MINDMED)*INC.zero****024477V10500000000MIND*MEDICINE*(MINDMED)*INC.zero****024477V10500000000MIND*MEDICINE*(MINDMED)*INC.zero****024477V10500000000MIND*MEDICINE*(MINDMED)*INC.zero****024477V10500000000MIND*MEDICINE*(MINDMED)*INC.zero****024477V10500000000MIND*MEDICINE*(MINDMED)*INC.zero****024477V10500000000MIND*MEDICINE*(MINDMED)*INC.zero****024477V10500000000MIND*MEDICINE*(MINDMED)*INC.zero****024477V10500000000MIND*MEDICINE*(MINDMED)*INC.zero****024477V10500000000MIND*MEDICINE*(MINDMED)*INC.zero****024477V10500000000MIND*MEDICINE*(MINDMED)*INC.zero****024477V10500000000MIND*MEDICINE*(MINDMED)*INC.zero****024477V10500000000MIND*MEDICINE*(MINDMED)*INC.zero****024477V10500000000MIND*MEDICINE*(MINDMED)*INC.zero****024477V10500000000MIND*MEDICINE*(MINDMED)*INC.zero****024477V10500000000MIND*MEDICINE*(MINDMED)*INC.zero****024477V10500000000MIND*MEDICINE*(MINDMED)*INC.zero****024477V10500000000MIND*MEDICINE*(M ***0*** ISIN CA24477V1058 SEE REVERSE FOR CERTAIN DEFINITIONS FULLY PAID AND NON-ASSESSABLE COMMON SHARES WITHOUT PAR VALUE IN THE CAPITAL OF DEFINIUM THERAPEUTICS, INC. in the Authorized share structure of the above named Company subject to the Articles of the Company transferable on the Central Securities Register of the Company by the registered holder in person or by attorney duly authorized in writing upon surrender of this certificate properly endorsed. This certificate is not valid unless countersigned by the Transfer Agent and Registrar of the Company. IN WITNESS WHEREOF the Company has caused this certificate to be signed on its behalf by the facsimile signatures of its duly authorized officers, at Vancouver, British Columbia CSAE_WIP_MWMQ_C02.mtl.pulls/000001/000001/I Dated: Jan 13, 2026 Chief Executive Officer COUNTERSIGNED AND REGISTERED COMPUTERSHARE TRUST COMPANY, N.A. (CANTON, MA AND JERSEY CITY, NJ) TRANSFER AGENT AND REGISTRAR. OR COUNTERSIGNED AND REGISTERED COMPUTERSHARE INVESTOR SERVICES INC. (VANCOUVER) TRANSFER AGENT AND REGISTRAR Chief Financial Officer By Authorized Officer By Authorized Officer The shares represented by this certificate are transferable at the office of Computershare Investor Services Inc. in Vancouver, BC or at the offices of Computershare Trust Company, N.A. in Canton, MA and Jersey City, NJ. SECURITY INSTRUCTIONS ON REVERSE VOIR LES INSTRUCTIONS DE SECURITE AU VERSO 00230504

The following abbreviations shall be construed as though the words set forth below opposite each abbreviation were written out in full where such abbreviation appears:

TEN COM	-	as tenants in common	(Name) CUST (Name) UNIF	-	(Name) as Custodian for (Name) under the
TEN ENT	-	as tenants by the entireties	GIFT MIN ACT (State)		(State) Uniform Gift to Minors Act
JT TEN	-	as joint tenants with rights of survivorship and not as
tenants in common

Additional abbreviations may also be used though not in the above list.

For value received the undersigned hereby sells, assigns and transfers unto

Insert name and address of transferee

Shares
represented by this certificate and does hereby irrevocably constitute and appoint the attorney
of the undersigned to transfer the said shares on the books of the Company with full power of substitution in the premises.

DATED:
	Signature of Shareholder	Signature of Guarantor

Signature Guarantee:

The Signature on this assignment must correspond with the name as written upon the face of the certificate(s), in every particular, without alteration or enlargement, or any change whatsoever and must be guaranteed by a major Canadian Schedule I chartered bank or a member of an acceptable medallion Signature Guarantee Program (STAMP, SEMP, MSP). The Guarantor must affix a stamp bearing the actual words “Signature Guaranteed”.

In the USA, signature Guarantees must be done by members of a “Medallion Signature Guarantee Program” only.

Signature guarantees are not accepted from Treasury Branches, Credit Unions or Caisses Populaires unless they are members of the Stamp Medallion Program.

SECURITY INSTRUCTIONS - INSTRUCTIONS DE SÉCURITÉ

THIS IS WATERMARKED PAPER, DO NOT ACCEPT WITHOUT NOTING WATERMARK. HOLD TO LIGHT TO VERIFY WATERMARK.

PAPIER FILIGRANÉ, NE PAS ACCEPTER SANS VÉRIFIER LA PRÉSENCE DU FILIGRANE, POUR CE FAIRE, PLACER À LA LUMIÉRE.

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